                                                                    Exhibit 1.2

                                 360,000 Shares

                       ESTERLINE TECHNOLOGIES CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                             (International Version)




                                                                October __, 1995



PAINEWEBBER INTERNATIONAL (U.K.) LTD.
RAGEN MACKENZIE INCORPORATED
PACIFIC CREST SECURITIES INC.
  As Managers of the several
  International Underwriters
c/o PaineWebber International (U.K.) LTD.
  1 Finsbury Avenue
  London EC2M 2PA England

Dear Sirs:

          Esterline Technologies Corporation, a Delaware corporation (the "COMPANY") proposes to sell an aggregate of 360,000 shares (the "INTERNATIONAL FIRM SHARES") of the Company's Common Stock, par value $0.20 per share (the COMMON STOCK"), to you and to the several other International Underwriters named in Schedule I hereto (collectively, the "INTERNATIONAL UNDERWRITERS"), for whom you are acting as managers (the "MANAGERS"), in connection with the offering and sale of such shares of Common Stock outside the United States and Canada to persons other than United States and Canadian Persons (as hereinafter defined). The Company has also agreed to grant to you and the other International Underwriters an option (the "INTERNATIONAL OPTION") to purchase up to an aggregate of an additional 54,000 shares of Common Stock (the "INTERNATIONAL OPTION SHARES") on the terms and for the



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                                                                               2

purposes set forth in SECTION 1(b) hereof. The International Firm Shares and the International Option Shares are referred to collectively herein as the "INTERNATIONAL SHARES."

          It is understood that the Company is concurrently entering into an agreement (the "U.S. UNDERWRITING AGREEMENT") providing for the sale by the Company of an aggregate of 1,656,000 shares of Common Stock, including the over-allotment option described therein (the "U.S. SHARES"), through arrangements with certain underwriters in the United States and Canada (the "U.S. UNDERWRITERS"), for whom PaineWebber Incorporated, Ragen MacKenzie
Incorporated, and Pacific Crest Securities Inc. are acting as representatives, in connection with the offering and sale of such shares of Common Stock in the United States and Canada to United States and Canadian Persons. As used herein,
 "UNITED STATES OR CANADIAN PERSON" shall mean any individual who is resident in the United States or in Canada or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or Canada or of any political subdivision thereof (other than the foreign branch of any United States or Canadian Person), and shall include any United States branch of a person other than a United States or Canadian Person; and "UNITED STATES" shall mean the United States of America, its territories, possessions and all areas subject to its jurisdiction. This Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the definitions of terms used therein which are also used herein) and, in general, all such provisions (and defined terms) shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

          The U.S. Underwriters have entered into an agreement with the International Underwriters (the "AGREEMENT BETWEEN U.S. UNDERWRITERS AND INTERNATIONAL UNDERWRITERS")



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                                                                               3


contemplating the coordination of certain transactions between the U.S. Underwriters and the International Underwriters and any such transactions between the U.S. Underwriters and the International Underwriters shall be governed by the Agreement Between U.S. Underwriters and International Underwriters and shall not be governed by the terms of this Agreement.

          The initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several International Underwriters shall be agreed upon by the Company and the Managers, acting on behalf of the several International Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of EXHIBIT A hereto (the "INTERNATIONAL PRICE DETERMINATION AGREEMENT.") The International Price Determination Agreement shall be executed and delivered by the parties thereto concurrently with the execution and delivery of this Agreement. The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Managers and shall specify such applicable information as is indicated in EXHIBIT A hereto. The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. This Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the International Price Determination Agreement. The initial public offering price per share and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters pursuant to the U.S. Underwriting Agreement shall be set forth in a separate agreement (the "U.S. PRICE DETERMINATION AGREEMENT"), the form of which is attached to the U.S.
Underwriting Agreement.   Unless the context otherwise indicates, all references
contained herein


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                                                                               4


to the "U.S. UNDERWRITING AGREEMENT" shall be deemed to include the U.S. Price Determination Agreement. The purchase price per share to be paid by the several U.S. Underwriters and the initial public offering price per share for the U.S. Shares shall be identical to the purchase price per share to be paid by the several International Underwriters and the initial public offering price per share for the International Shares hereunder, respectively.

          The Company confirms as follows their respective agreements with the Managers and the several other International Underwriters.

          1.   AGREEMENT TO SELL AND PURCHASE.

               (a) On the basis of the respective representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several International Underwriters and (ii) each of the International Underwriters, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the International Firm Shares to be agreed upon by the Managers and the Company in accordance with SECTION 1(c) OR 1(d) and set forth in the International Price Determination Agreement, the number of International Firm Shares set forth opposite the name of such International Underwriter in
Schedule I, plus such additional number of International Firm Shares which such International Underwriter may become obligated to purchase pursuant to SECTION 8 hereof.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the International Option to the several International Underwriters to purchase, severally and not jointly, up to 54,000 International Option Shares from the Company at the same price per share as the International Underwriters shall pay for the International Firm Shares. The International Option may


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                                                                               5

be exercised only to cover over-allotments in the sale of the International Firm Shares by the International Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "INTERNATIONAL OPTION SHARES NOTICE") by the Managers to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the International Option Shares Notice (the "INTERNATIONAL OPTION CLOSING DATE") setting forth the aggregate number of International Option Shares to be purchased and the time and date for such purchase. The International Option Shares Notice shall specify that the same number of International Option Shares will be purchased from the Company. On the International Option Closing Date, the Company will issue and sell to the International Underwriters the number of International Option Shares set forth in the International Option Shares Notice, and each International Underwriter will purchase such percentage of the International Option Shares as is equal to the percentage of International Firm Shares that such International Underwriter is purchasing, as adjusted by the Managers in such manner as they deem advisable to avoid fractional shares.

               (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the International Firm Shares and the purchase price per share for the International Firm Shares to be paid by the several International Underwriters shall be agreed upon and set forth in the International Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed with the Commission (as hereinafter defined) before the Registration Statement becomes effective pursuant to the Act (as hereinafter defined).



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                                                                               6

               (d) If the Company has elected to rely on Rule 430A, the initial public offering price per share for the International Firm Shares and the purchase price per share for the International Firm Shares to be paid by the several International Underwriters shall be agreed upon and set forth in the International Price Determination Agreement, which shall be dated the date hereof, and the Prospectus (as hereinafter defined) will be filed with the Commission pursuant to Rule 424(b) of the Act. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 5 shall remain in tact.

               (e) Each of the International Underwriters agrees that (i) it has not solicited, and will not solicit offers to purchase the International Firm Shares, (ii) it has not sold and will not sell any of the International Firm Shares and (iii) it has not distributed and will not distribute the International Preliminary Prospectus or the International Prospectus, as the case may be, to any person or entity in any jurisdiction outside the United States or Canada, except in each case, in compliance in all material respects with all applicable laws of such jurisdiction.

          2. DELIVERY AND PAYMENT. Delivery of the International Firm Shares shall be made to the Managers for the accounts of the International Underwriters against payment of the purchase price with next-day available funds to the order of the Company at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or at such other place as may be agreed upon by the Company and the Managers. Such payment will be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or, if the


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                                                                               7

Company has elected to rely on Rule 430A, the third business day after the date on which the first bona fide offering of the International Shares is made by the International Underwriters, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Managers (such date is hereinafter referred to as the "CLOSING DATE").

          To the extent the International Option is exercised, delivery of the International Option Shares against payment by the International Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the International Option Shares Notice.

          Certificates evidencing the International Shares shall be in definitive form and shall be registered in such names and in such denominations as the Managers shall request at least two business days prior to the Closing Date or the International Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the International Shares, the Company agrees to make such certificates available at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, for inspection at least 24 hours prior to the Closing Date or the International Option Closing Date, as the case may be.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the International Firm Shares and the International Option Shares by the Company to the respective International Underwriters shall be borne by the Company. The Company will pay and save each International Underwriter and any subsequent holder of the International Shares harmless from any and all liabilities with respect to or resulting



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                                                                               8

from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such International Underwriter of the International Firm Shares and International Option Shares.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes to each International Underwriter the same representations and warranties as are set forth in SECTION 3 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

          4. AGREEMENTS OF THE COMPANY. The Company hereby makes the same agreements with the several International Underwriters as the Company makes in
SECTION 4 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference.

          5. CONDITIONS OF THE OBLIGATIONS OF THE INTERNATIONAL UNDERWRITERS. The obligations of each International Underwriter hereunder are subject to each of the conditions set forth in SECTION 5 of the U.S. Underwriting Agreement, which Section is hereby incorporated herein by reference, and the additional condition that the closing of the purchase and sale of the U.S. Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the International Shares hereunder.

          6.   INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless each International Underwriter and each person, if any, who controls each International Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all reasonable investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit



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                                                                               9

or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in light of the circumstances under which they were made, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the International Shares in the public offering to any person by an International Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in conformity with information relating to any International Underwriter furnished in writing to the Company by the Managers expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the International Prospectus, the stabilization legend on inside front cover page of the International Prospectus and the statements set forth under the heading "Underwriting" in the International Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.



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               (b)  Each International Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the International Prospectus, the stabilization legend on the inside front cover page of the International Prospectus and the statements set forth under the heading "Underwriting" in the International Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. This indemnity will be in addition to any liability that each International Underwriter might otherwise have.

               (c) Any party that proposes to assert the right to be indemnified under this SECTION 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this SECTION 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6


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                                                                              11

unless, and to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel


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                                                                              12

will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such indemnified party or parties (including any indemnified party or parties under the U.S. Underwriting Agreement). An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this SECTION 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the International Underwriters, the Company and the International Underwriters will contribute to the total losses, claims, liabilities, expenses and damages to which the Company and any one or more of the International Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other.
The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the International Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing



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                                                                              13

sentence but also the relative fault of the Company on the one hand, and the International Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contributions pursuant to this SECTION 6(d) were to be determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
SECTION 6(d) shall be deemed to include, for purposes of this SECTION 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 6(d), no International Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it except with respect to losses, claims, liabilities, expenses and damages which are solely the result of information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be



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                                                                              14

entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the statements set forth in the last paragraph of the cover page of the International Prospectus, the stabilization legend on the inside front cover page of the International Prospectus and the statements set forth under the heading "Underwriting" in the International Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the International Preliminary Prospectus or the International Prospectus. The International Underwriters' obligations to contribute as provided in this SECTION 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this SECTION 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e)  The indemnity and contribution agreements contained in this
SECTION 6 and the representations and warranties of the Company contained in, or incorporated by reference into, this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the International Underwriters or any person who controls any International Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or on behalf of the Company, each of its directors and officers or any person who controls the Company


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                                                                              15

within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,
(ii) acceptance of any of the International Shares and payment therefor or
(iii) any termination of this Agreement.

          7. TERMINATION. The obligations of the several International Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the International Option Shares, on or prior to the International Option Closing Date), by notice to the Company from the Managers, without liability on the part of any International Underwriter to the Company, if, prior to delivery and payment for the International Shares (or the International Option Shares, as the case may be), (i) trading in any of the equity securities of the Company shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets or in political, financial or economic conditions or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares in a registered public offering.

          8. SUBSTITUTION OF UNDERWRITERS. If any one or more of the International Underwriters shall fail or refuse to purchase any of the International Firm Shares which it or they have


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                                                                              16

agreed to purchase hereunder, and the aggregate number of International Firm Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of International Firm Shares, the other International Underwriters shall be obligated, severally, to purchase the International Firm Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase, in the proportions which the number of International Firm Shares which they have respectively agreed to purchase pursuant to SECTION 1 hereof bears to the aggregate number of International Firm Shares which all such non-defaulting International Underwriters have so agreed to purchase, or in such other proportions as the Managers may specify; provided that in no event shall the maximum number of International Firm Shares which any International Underwriter has become obligated to purchase pursuant to SECTION 1 hereof be increased pursuant to this
SECTION 8 by more than one-ninth of the number of International Firm Shares agreed to be purchased by such International Underwriter without the prior written consent of such International Underwriter. If any International Underwriter or International Underwriters shall fail or refuse to purchase any International Firm Shares and the aggregate number of International Firm Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the International Firm Shares and arrangements satisfactory to the Managers and the Company for the purchase of such International Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Underwriter or the Company for the purchase or sale of any International Shares under this Agreement. In any such case either the Managers or the Company shall have the right to postpone the


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                                                                              17

Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the International Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this SECTION 8 shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

          9. INTERNATIONAL DISTRIBUTION. Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to SECTION 1 of the Agreement between U.S. and International Underwriters and (y) stabilization transactions contemplated in SECTION 3 thereof conducted as part of the distribution of the Shares, (i) it is not purchasing any of the International Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Shares or distribute any prospectus relating to the International Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any of the International Shares will represent that it is not purchasing any of the International Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such International Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

          10. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 10800 NE 8th Street, Bellevue, Washington 98004, Attention: President, with a copy to Gregg A. Noel, Esq., Skadden, Arps, Slate, Meagher & Flom,


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                                                                              18

300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or (ii) if to the International Underwriters, to the Managers at the offices of PaineWebber International (U.K.) Ltd., 1 Finsbury Avenue, London EC2M 2PA England,
Attention: Corporate Finance Department, with a copy to Eric H. Schunk, Esq., Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017. Any such notice shall be effective only upon receipt. Any notice under SECTION 7 OR 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the several International Underwriters, the Company and of the controlling persons, directors and officers referred to in SECTION 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of International Shares from any of the several International Underwriters.

          Any action required or permitted to be taken by the Managers under this Agreement may be taken by them jointly or by PaineWebber International (U.K.) Ltd.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Please confirm that the foregoing correctly sets forth the agreement among the Company and the several International Underwriters.

                              Very truly yours,

                              ESTERLINE TECHNOLOGY CORPORATION


                              By:  ________________________
                                   Title:


Confirmed as of the date first
above mentioned:


PAINEWEBBER INTERNATIONAL (U.K.) LTD.
RAGEN MACKENZIE INCORPORATED
PACIFIC CREST SECURITIES INC.
  Acting on behalf of themselves
  and as the Managers of the other
  several International Underwriters
  named in Schedule I hereof.


By:  PAINEWEBBER INTERNATIONAL (U.K.) LTD.


By: __________________________________
     Title: